Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
SEAL123, INC., et al.,[1]	) )	Case No. 15-10081 (CSS)
Debtors.	)	Jointly Administered
) )

NOTICE OF EFFECTIVE DATE OF FIRST AMENDED JOINT PLAN

OF LIQUIDATION OF SEAL123, INC. AND SUBSIDIARY DEBTORS

AND THEIR OFFICIAL COMMITTEE OF UNSECURED CREDITORS

PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Confirmation Order. On October 30, 2015, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order [Docket No. 1111] (the “Confirmation Order”) confirming the First Amended Joint Plan of Liquidation of Seal123, Inc. and Subsidiary Debtors and Their Official Committee of Unsecured Creditors [D.I. 969] (including all exhibits thereto, and as amended, supplemented or modified from time to time pursuant to the terms thereof, the “Plan”)2 in the chapter 11 cases of the above-captioned debtors and debtors in possession (collectively, the “Debtors”).

2. Effective Date. The Effective Date of the Plan is December 31, 2015.

3. Fee Claims. As provided in Section 11.2 of the Plan, all final requests for payment of Professional Fee Claims, pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code, for services rendered during the period from the Petition Date through the Effective Date, must be made by application Filed with the Bankruptcy Court and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, and counsel to the U.S. Trustee no later than thirty (30) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to such applications must be Filed and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, counsel to the Creditors’ Committee, counsel to the U.S. Trustee and the requesting Professional on or before the date that is twenty-one (21) days after the date on which the applicable application was served (or such longer period as may be allowed by Order of the Bankruptcy Court or by agreement with the requesting Professional).

4. Administrative Claim Bar Date. As provided in Section 11.1 of the Plan, all requests for payment of a Non-Ordinary Course Administrative Claim must be Filed with the Bankruptcy Court and served on counsel to the Liquidation Trustee, counsel to Buyer, counsel to the Debtors, and counsel to the U.S. Trustee no later than forty-five (45) days after the Effective Date, or the first Business Day following such day if the forty-fifth (45th) day after the Effective Date is not a Business Day.

5. Rejection Claims. Under Section 6.1 of the Plan, as of the Effective Date, all executory contracts and unexpired leases of the Debtors that have not been assumed and assigned, or rejected, prior to the Confirmation Date shall be deemed rejected, pursuant to the Confirmation Order, as of the Confirmation Date. Any Creditor asserting a Rejection Claim shall File a proof of claim within thirty (30) days of the Effective Date. Any Rejection Claims that are not timely Filed pursuant to Section 6.1 of the Plan shall be forever disallowed and barred.

[1]	The Debtors and the last four digits of their respective federal taxpayer identification numbers are as follows: Seal123, Inc. (f/k/a The Wet Seal, Inc.) (5940); Seal123 Retail, Inc. (f/k/a The Wet Seal Retail, Inc.) (6265), Seal123 Catalog, Inc. (f/k/a Wet Seal Catalog, Inc.) (7604), and Seal123 GC, LLC (f/k/a Wet Seal GC, LLC (2855-VA). The Debtors’ address is 26972 Burbank, Foothill Ranch, CA 92610.
[2]	Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan.

6. Inquiries by Interested Parties. Copies of the Confirmation Order may be examined free of charge at https://www.donlinrecano.com/Clients/wsi/Dockets. The Confirmation Order is also on file with the Bankruptcy Court and may be viewed by accessing the Bankruptcy Court’s website at www.deb.uscourts.gov. To access documents on the Bankruptcy Court’s website, you will need a PACER password and login, which can be obtained at www.pacer.psc.uscourts.gov.

Dated:     December 31, 2015

               Wilmington, Delaware

/s/ Michael R. Nestor	/s/ Jeffrey N. Pomerantz

Michael R. Nestor (Bar No. 3526)

Maris J. Kandestin (Bar No. 5294)

Travis G. Buchanan (Bar No. 5595)

YOUNG CONAWAY STARGATT & TAYLOR, LLP

Rodney Square

1000 North King Street

Wilmington, Delaware 19801

Tel:         (302) 571-6600

Fax:        (302) 571-1253

Email:     mnestor@ycst.com

                mkandestin@ycst.com

                tbuchanan@ycst.com

and

Lee R. Bogdanoff, Esq.

Michael L. Tuchin, Esq.

David M. Guess, Esq.

Jonathan M. Weiss, Esq.

KLEE, TUCHIN, BOGDANOFF & STERN LLP

1999 Avenue of the Stars, 39th Floor

Los Angeles, CA 90067

Tel:         (310) 407-4022

Fax:        (310) 407-9090

Email:     lbogdanoff@ktbslaw.com

                mtuchin@ktbslaw.com

                dguess@ktbslaw.com

                jweiss@ktbslaw.com

Counsel for the Debtors and Debtors in Possession

Jeffrey N. Pomerantz, Esq.

PACHULSKI, STANG, ZIEHL & JONES, LLP

10100 Santa Monica Blvd., 13th Floor

Los Angeles, CA 90067-4003

Tel: (310) 277-6910

Fax: (310) 201-0760

E-mail: jpomerantz@pszjlaw.com

Robert J. Feinstein, Esq.

PACHULSKI, STANG, ZIEHL & JONES, LLP

780 Third Ave., 34th Floor

New York, NY 10017-2024

Tel: (212) 561-7700

Fax: (212) 561-7777

E-mail: rfeinstein@pszjlaw.com

Bradford J. Sandler, Esq. (DE Bar No. 4142)

PACHULSKI, STANG, ZIEHL & JONES, LLP

919 North Market St., 17th Floor

Wilmington, DE 19801

Tel: (302) 652-4100

Fax: (302) 652-4400

E-mail: bsandler@pszjlaw.com

Counsel to the Creditors’ Committee

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